Exhibit 10.36

CONSENT AGREEMENT

This CONSENT AGREEMENT (this “Consent”), dated as of February 9, 2006, is entered into by and between Artisoft, Inc., a Delaware corporation, and Vertical Communications Acquisition Corp., a Delaware corporation (hereinafter, individually and collectively, jointly and severally, the “Borrower”) and Silicon Valley Bank (hereinafter, the “Lender”).

WHEREAS, the Borrower and the Lender are parties to that certain Loan and Security Agreement dated as of September 28, 2005 (as amended and as may be further amended and in effect from time to time, the “Credit Agreement”), pursuant to which the Lender, upon certain terms and conditions, has agreed to make loans to, issue letters of credit for the benefit of, and provide other financial accommodations to the Borrower;

WHEREAS, the Borrower has requested that the Lender consent to the issuance and sale by Artisoft, Inc. of certain Series D Convertible Preferred Stock and warrants as more particularly set forth in a certain Securities Purchase Agreement (the “SPA”) attached hereto as EXHIBIT A and specifically incorporated by reference herein;

WHEREAS, the Lender has agreed, on the terms and subject to the conditions set forth herein, to consent to such transaction.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.	Defined Terms. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

2.	Consent. The Borrower has informed the Lender that Artisoft, Inc. intends to consummate the transactions contemplated by the SPA (the “Transaction”) upon terms substantially similar to those contained therein. In reliance upon the representations of the Borrower herein and therein, the Lender hereby consents to the consummation of the Transaction, subject to each of the following terms and conditions:

(a)	The Transaction shall be consummated on or before February 15, 2006 upon terms substantially similar to those contained in the SPA and without any material amendment or modification thereto (it being agreed that any amendment or modification to the SPA which may be adverse to the interests of the Lender shall be deemed to be material);

(b)	The Borrower shall deliver to the Lender true and complete copies of all documents, instruments and agreements executed in connection with the Transaction promptly after consummation of the Transaction; and

(c)	The Borrower acknowledges and agrees that while dividends may accrue in connection with Transaction without creating an Event of Default under the Credit Agreement, the Borrower is prohibited from (a) paying or declaring any dividends on or with respect to the Shares or the Conversion Shares (as such terms are defined in the SPA), except for dividends payable solely in stock of Artisoft, Inc. or, (b) redeeming, retiring, purchasing or otherwise acquiring any of the Shares or the Conversion Shares until such time as all Obligations under the Credit Agreement, and any extensions, renewals or refinancings thereof, has been repaid in full, without, in any case, obtaining the prior written consent of the Lender.

3.	Waiver. In connection with the consummation of the Transaction, the Borrower has requested that the Lender waive certain Events of Default to the extent any such Events of Default shall be deemed to arise as a result thereof. Accordingly, the Lender hereby waives any Event of Default which may arise under the Credit Agreement solely from the consummation of the Transaction. The waiver herein shall constitute a one-time waiver and shall relate only to such defaults which may occur as a result of the consummation of the Transaction, and shall not be deemed to constitute a waiver of any other Event of Default, whether now existing or hereafter arising.

4.	Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

(a)	The execution and delivery of this Consent by the Borrower and the performance by the Borrower of its obligations and agreements under this Consent and the Credit Agreement as amended hereby, are within the corporate authority of the Borrower, have been duly authorized by all necessary corporate proceedings on behalf of the Borrower and do not and will not contravene any provision of law, statute, rule or regulation to which the Borrower is subject or the Borrower’s charter, other incorporation papers, by-laws or any stock provision or any amendment thereof or of any agreement or other instrument binding upon the Borrower.

(b)	This Consent and the Credit Agreement as modified hereby constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights in general, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)	No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Borrower of this Consent or the Credit Agreement as modified hereby.

5.	Waiver of Claims. The Borrower hereby acknowledges and agrees that it does not have any offsets, defenses, claims, or counterclaims against the Lender or any of its officers, directors, employees, affiliates, attorneys, representatives, predecessors, successors, or assigns with respect to the Credit Agreement or any of the other Loan Documents, the Obligations, or otherwise, and that if the Borrower now has, or ever did have, any such offsets, defenses, claims, or counterclaims against the Lender or any of its officers, directors, employees, attorneys, representatives, predecessors, successors, or assigns, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Consent, all of them are hereby expressly WAIVED, and the Borrower hereby RELEASES the Lender and its officers, directors, employees, affiliates, attorneys, representatives, predecessors, successors, and assigns from any liability therefor.

6.	Miscellaneous Provisions.

(a)	Except as otherwise expressly provided by this Consent, all of the terms, conditions and provisions of the Credit Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as modified hereby, shall continue in full force and effect, and that this Consent and the Credit Agreement shall be read and construed as one instrument.

(b)	This Consent is intended to take effect as an agreement under seal and shall be construed according to and governed by the laws of the Commonwealth of Massachusetts.

(c)	This Consent may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Consent it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

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IN WITNESS WHEREOF, the parties hereto have executed this Consent as of the date first written above.

ARTISOFT, INC.

By:	/s/ KEN CLINEBELL
Name:	Ken Clinebell
Title:	CFO-Interim

VERTICAL COMMUNICATIONS ACQUISITION CORP.

By:	/s/ KEN CLINEBELL
Name:	Ken Clinebell
Title:	CFO-Interim

ACKNOWLEDGED AND AGREED:

SILICON VALLEY BANK

By:	/s/ MICHAEL TRAMACK
Name:	Michael Tramack
Title:	Vice President